Exhibit 24.4
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lyle Berman, and Timothy J. Cope, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form S-3 to be filed by Lakes Entertainment, Inc. (the “Registrant”) and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/s/ Larry C. Barenbaum	September 30, 2009
Larry C. Barenbaum